Exhibit 99.1
VeriChip Corporation Announces Financial Results for 2007 Fourth Quarter and Full Year
Company exceeds revenue guidance, reporting record revenue of $8.6 million in the fourth quarter and $32.1 million for the full year
Company to launch direct-to-consumer VeriMed marketing campaign in strategic markets
Prototype development of in vivo glucose-sensing microchip on schedule
DELRAY BEACH, FL — March 5, 2008 — VeriChip Corporation (“VeriChip” or the “Company”) (NASDAQ: CHIP), a provider of RFID systems for healthcare and patient-related needs, today reported financial results for its fourth quarter and full year ended December 31, 2007.
Revenue for the fourth quarter of 2007 was $8.6 million compared to revenue of $7.0 million for the fourth quarter of 2006, an increase of 24.0% due to strong sales of the Company’s healthcare security and industrial products. Net loss in the fourth quarter of 2007 was $(2.8) million, or $(0.29) per share, compared to a net loss in the fourth quarter of 2006 of $(3.3) million, or $(0.59) per share.
Scott R. Silverman, Chairman and Chief Executive Officer of VeriChip, said, “I am very proud that we surpassed both of the publicly stated growth metrics we provided to the investor community in early 2007. We reported record revenue of $32.1 million, above our guidance, and also reported hospital registrations and protocol adopted hospitals in the VeriMed Patient Identification System of more than 900 and 200, respectively. Our record annual revenues were driven by our healthcare security business and strong sales of our industrial products. Looking ahead, we expect consolidated revenues for 2008 of $36-38 million, driven primarily from continued double-digit, top-line growth within our healthcare security and industrial businesses. We also expect our healthcare security and industrial businesses to generate adjusted EBITDA of $5.6 to $6.2 million in 2008.”
Gross profit for the fourth quarter of 2007 was $4.5 million, or a gross margin of 52.4%, compared to gross profit of $3.7 million, or a gross margin of 52.8%, in the fourth quarter of 2006.
Revenue for the year ended December 31, 2007 was $32.1 million compared to revenue of $27.3 million for the year ended December 31, 2006, an increase of 17.6%. Net loss for the year ended December 31, 2007 was $(11.9) million, or $(1.36) per share, compared to a net loss of $(6.7) million, or $(1.21) per share, for the year ended December 31, 2006. The increase in net loss is primarily due to increased non-cash equity compensation charges, increased interest expense, severance and other exit costs related to the first quarter 2007 shutdown of the Company’s Vancouver facility, and increased costs related to the Company becoming a public entity in the first quarter of 2007.
The Company ended 2007 with cash and cash equivalents of $7.2 million compared to $1.0 million at the end of 2006. On February 29, 2007, the Company entered into an $8 million financing from which it used $5.3 million of the proceeds to prepay debt owed to its stockholder, Digital Angel. As a result of this prepayment, the Company is not obligated to make any further debt service payments to Digital Angel until September 2009 and Digital Angel agreed to subordinate its debt to the Company’s new lender.

Silverman continued, “Following the significant infrastructure build-out of our VeriMed system in 2007, we are now ready to begin marketing VeriMed more directly to patients in certain key geographies. Starting with South Florida, we will launch our direct-to-consumer campaign in early April as we increase our focus on patient adoption. We plan to replicate the success of the South Florida launch in one or two other markets by the end of 2008.”
In December 2007, VeriChip, Digital Angel and Receptors LLC held an event in New York to discuss plans to build a prototype self-contained implantable bio-sensing device included in an RFID microchip that for the first time will have the ability to measure glucose levels in the human body, thereby negating the need for diabetics to prick their fingers multiple times per day.
The companies published a white paper entitled “Development of an Implantable Glucose Sensor” that unveiled development plans for a self-contained implantable RFID glucose-sensing microchip. Upon completion, the in vivo glucose-sensing microchip will be the first device able to measure glucose levels in the human body and be read with an external reader. The first phase of this development program, the development of a self-contained glucose sensor prototype, is on schedule for the middle of 2008.
Non-GAAP Financial Measure
To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company provides adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is defined as operating loss plus depreciation and amortization, and other non-cash items (such as equity-based compensation) and non-recurring items as presented in the Company’s Unaudited Condensed Consolidated Statement of Operations. Adjusted EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles (“GAAP”)) as a measure of the Company’s operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company’s ability to meet cash needs. The Company believes that adjusted EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of the Company’s operating performance relative to other companies. Adjusted EBITDA may not, however, be comparable in all instances to other similar types of measures.
For supplemental information to facilitate evaluation of the impact of non-cash charges, non-recurring charges, and comparisons with historical results, see the attached tables showing the detailed reconciliation of results reported under GAAP to non-GAAP results for the 2007 fourth quarter and full year and the 2006 fourth quarter and full year.
Results Conference Call
The Company will host a conference call tomorrow for all interested parties at 9:00 a.m. ET to discuss these results. Interested participants should call (800) 472-8309 within the United States or (706) 643-9561 internationally. Please use passcode 36492916. Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the home page of the Company’s Web site at www.verichipcorp.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from March 6 at 11:30 a.m. ET to March 13 at 11:59 p.m. ET. For the replay, dial (800) 642-1687 (USA) or (706) 645-9291 (international), using access code 36492916. Alternatively, a replay can be accessed through the Media/Audio & Video link on the Company’s Web site at www.verichipcorp.com

About VeriChip Corporation
VeriChip Corporation, headquartered in Delray Beach, Florida, develops, markets and sells radio frequency identification, or RFID, systems used to identify, locate and protect people and assets. VeriChip’s goal is to become the leading provider of RFID systems for people in the healthcare industry. The Company recently began marketing its VeriMed™ Patient Identification System for rapidly and accurately identifying people who arrive in an emergency room and are unable to communicate. This system uses the first human-implantable passive RFID microchip, the implantable VeriChip™, cleared for medical use in October 2004 by the United States Food and Drug Administration.
For more information on VeriChip, please call 1-800-970-2447, or email info@verichipcorp.com. Additional information can be found online at www.verichipcorp.com.
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations for strong revenue growth of our healthcare security products, continued strengthening of our VeriMed infrastructure, success of the Company’s marketing and sales initiative, including its new direct-to-consumer campaign, and expected growth in sales, earnings and improvement in gross margins and revenue guidance for 2008. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumption. Among the important factors that could actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy; our expectation that we will incur losses, on a consolidated basis, for the foreseeable future; the relative maturity in the United States and limited size of the markets for our infant protection and wander prevention systems and vibration monitoring instruments; the degree of success we have in leveraging our brand reputation, reseller network and end use customer base for our infant protection and wander prevention systems to gain inroads in the emerging market for asset/staff location and identification systems; the rate and extent of the U.S. healthcare industry’s adoption of RFID asset/staff location and identification systems; the relative degree of market acceptance of our zonal, or cell ID, active RFID systems compared to competing technologies, such as lower power Ultra Wide Band-based location technologies; uncertainty as to whether we will be able to increase our sales of infant protection and wander prevention systems outside of North America; our reliance on third-party dealers to successfully market and sell our products; uncertainty as to whether a market for our VeriMed system will develop and whether we will be able to generate more than a nominal level of revenue from the sale of these systems; and market acceptance of our VeriMed system, which will depend in large part on the future availability of insurance reimbursement for the VeriMed system microchip implant procedure from government and private insurers, and the timing of such reimbursement, if it, in fact, occurs. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on April 2, 2007, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.
Contact:
VeriChip Corporation
Allison Tomek
561-805-8000
atomek@digitalangel.com

CEOcast
Dan Schustack
212-732-4300
dschustack@ceocast.com

VeriChip Corporation
Unaudited Condensed Consolidated Statements of Operations Data
(Amounts in thousands except per share data)

	Three Months Ended December 31,
	2007	2006
Product revenue	$8,132	$6,557
Service revenue	495	403

Total revenue	8,627	6,960

Cost of product	3,726	3,075
Cost of services	384	210

Total cost of products and services	4,110	3,285

Gross profit	4,517	3,675

Operating expenses:
Selling, general and administrative	6,681	5,040
Research and development	1,175	1,086

Total operating expenses	7,856	6,126

Operating loss	(3,339)	(2,451)

Other (income) expense	102	(118)
Interest expense	556	367

Total other expense	658	249

Loss before income tax provision	(3,997)	(2,700)
(Benefit) provision for income taxes	(1,202)	574

Net loss	$(2,795)	$(3,274)

Net loss — basic and diluted	$(0.29)	$(0.59)

Weighted average number of shares outstanding — basic and diluted	9,576	5,556

Non-GAAP Reconciliation:
Operating income (loss)	$(3,339)	$(2,451)
Depreciation and amortization	604	639
Non-cash equity compensation	846	455
Severance and other exit costs	—	—

Adjusted EBITDA	$(1,889)	$(1,357)

VeriChip Corporation
Unaudited Condensed Consolidated Statements of Operations Data
(Amounts in thousands except per share data)

	For the Years Ended December 31,
	2007	2006
Product revenue	$30,041	$25,631
Service revenue	2,065	1,673

Total revenue	32,106	27,304

Cost of product	13,678	10,918
Cost of services	1,282	861

Total cost of products and services	14,960	11,779

Gross profit	17,146	15,525

Operating expenses:
Selling, general and administrative	23,514	17,620
Research and development	4,678	3,786

Total operating expenses	28,192	21,406

Operating loss	(11,046)	(5,881)

Other (income) expense	222	(57)
Interest expense	1,698	868

Total other expense	1,920	811

Loss before income tax provision	(12,966)	(6,692)
(Benefit) provision for income taxes	(1,056)	33

Net loss	$(11,910)	$(6,725)

Net loss — basic and diluted	$(1.36)	$(1.21)

Weighted average number of shares outstanding — basic and diluted	8,756	5,556

Non-GAAP Reconciliation:
Operating income (loss)	$(11,046)	$(5,881)
Depreciation and amortization	2,456	2,429
Non-cash equity compensation	3,446	579
Severance and other exit costs	345	—

Adjusted EBITDA	$(4,799)	$(2,873)

VeriChip Corporation
Unaudited Condensed Consolidated Balance Sheet Data
(Amounts in thousands)

	December 31,	December 31,
	2007	2006
Assets
Current Assets:
Cash	$7,221	$996
Accounts receivable, net of allowance for doubtful accounts of $144 (2006 - $146)	5,438	4,486
Inventories, net of allowance	2,343	3,633
Prepaid expenses and other current assets	1,300	632
Deferred tax asset	216	520

Total Current Assets	16,518	10,267

Equipment, net of accumulated depreciation and amortization	952	950
Intangible assets, net of accumulated amortization	16,752	18,567
Goodwill	15,776	16,025
Deferred offering costs	—	5,079

	$49,998	$50,888

Liabilities and Stockholder’s Equity
Current Liabilities:
Bank indebtedness	$1,515	$853
Accounts payable	1,855	3,671
Accrued expenses and other current liabilities	4,308	4,968
Note payable to Parent, current portion	2,167	0

Total Current Liabilities	9,845	9,492
Deferred tax liability	3,809	5,415
Note payable to Parent, less current portion	10,753	13,635

Total Liabilities	24,407	28,542

Stockholders’ Equity:
Capital stock:
Preferred stock:
Authorized 5,000 shares of $.001 par value; no shares issued or outstanding	—	—
Common stock:
Authorized 40,000 shares, of $.01 par value; 10,144 and 6,056 shares issued and outstanding at December 31, 2007 and 2006, respectively	101	61
Additional paid-in capital	54,486	39,371
Accumulated deficit	(28,959)	(17,049)
Accumulated other comprehensive loss — foreign currency translation	(37)	(37)

Total Stockholder’s Equity	25,591	22,346

	$49,998	$50,888

VeriChip Corporation
Unaudited Segment Reporting Data
(Amounts in thousands)

	Three Months Ended December 31, 2007
	Healthcare
	Security	Industrial	Implantable	Corporate	Total
Product revenue	$6,022	$2,088	$22	$—	$8,132
Service revenue	125	370	—	—	495

Total revenue	6,147	2,458	22	—	8,627

Gross profit	3,363	1,477	(323)	—	4,517

Operating costs and expenses:
Selling, general and administrative	2,008	654	1,374	2,645	6,681
Research and development	690	485	—	—	1,175

Total operating expenses	2,698	1,139	1,374	2,645	7,856

Operating income (loss)	$665	$338	$(1,697)	$(2,645)	$(3,339)

Non-GAAP Reconciliation:
Operating income (loss)	$665	$338	$(1,697)	$(2,645)	$(3,339)
Depreciation and amortization	464	123	8	9	604
Non-cash equity compensation	—	—	85	761	846
Severance and other exit costs	—	—	—	—	—

Adjusted EBITDA	$1,129	$461	$(1,604)	$(1,875)	$(1,889)

	Three Months Ended December 31, 2006
	Healthcare
	Security	Industrial	Implantable	Corporate	Total
Product revenue	$5,352	$1,203	$2	$—	$6,557
Service revenue	98	305	—	—	403

Total revenue	5,450	1,508	2	—	6,960

Gross profit	3,099	965	(389)	—	3,675

Operating costs and expenses:
Selling, general and administrative	1,905	730	1,228	1,177	5,040
Research and development	802	284	—	—	1,086

Total operating expenses	2,707	1,014	1,228	1,177	6,126

Operating income (loss)	$392	$(49)	$(1,617)	$(1,177)	$(2,451)

Non-GAAP Reconciliation:
Operating income (loss)	$392	$(49)	$(1,617)	$(1,177)	$(2,451)
Depreciation and amortization	451	166	11	11	639
Non-cash equity compensation	—	—	—	455	455
Severance and other exit costs	—	—	—	—	—

Adjusted EBITDA	$843	$117	$(1,606)	$(711)	$(1,357)

VeriChip Corporation
Unaudited Segment Reporting Data
(Amounts in thousands)

	Year Ended December 31, 2007
	Healthcare
	Security	Industrial	Implantable	Corporate	Total
Product revenue	$22,644	$7,321	$76	$—	$30,041
Service revenue	549	1,516	—	—	2,065

Total revenue	23,193	8,837	76	—	32,106

Gross profit	12,489	4,942	(285)	—	17,146

Operating costs and expenses:
Selling, general and administrative	7,858	2,471	5,229	7,956	23,514
Research and development	2,979	1,594	105	—	4,678

Total operating expenses	10,837	4,065	5,334	7,956	28,192

Operating income (loss)	$1,652	$877	$(5,619)	$(7,956)	$(11,046)

Non-GAAP Reconciliation:
Operating income (loss)	$1,652	$877	$(5,619)	$(7,956)	$(11,046)
Depreciation and amortization	1,864	519	36	37	2,456
Non-cash equity compensation	—	—	345	3,101	3,446
Severance and other exit costs	277	68	—	—	345

Adjusted EBITDA	$3,793	$1,464	$(5,238)	$(4,818)	$(4,799)

	Year Ended December 31, 2006
	Healthcare
	Security	Industrial	Implantable	Corporate	Total
Product revenue	$20,035	$5,480	$116	$—	$25,631
Service revenue	380	1,293	—	—	1,673

Total revenue	20,415	6,773	116	—	27,304

Gross profit	11,717	4,148	(340)	—	15,525

Operating costs and expenses:
Selling, general and administrative	8,327	2,312	3,934	3,047	17,620
Research and development	2,609	1,177	—	—	3,786

Total operating expenses	10,936	3,489	3,934	3,047	21,406

Operating income (loss)	$781	$659	$(4,274)	$(3,047)	$(5,881)

Non-GAAP Reconciliation:
Operating income (loss)	$780	$659	$(4,273)	$(3,047)	$(5,881)
Depreciation and amortization	1,705	640	42	42	2,429
Non-cash equity compensation	—	—	—	579	579
Severance and other exit costs	—	—	—	—	—

Adjusted EBITDA	$2,485	$1,299	$(4,231)	$(2,426)	$(2,873)

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